Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Aytu Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(3)	457(o)	—	—	$12,000,000	0.00011020	$1,322.40

	Total Offering Amounts					$12,000,000	—	$1,322.40

	Total Fee Offsets					—	—	—

	Net Fee Due					—	—	$1,322.40

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	Pursuant to Rule 416(a) of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional securities that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.